PRIVATE AND CONFIDENTIAL

March  12, 2013

Amanda Flores

Tulip Enterprises Inc

Re:  Acquisition of Tulip Enterprises Inc Inc.

Dear Amanda:

Abby Inc. ("Abby") hereby agrees to subscribe for and purchase all of the  Shares of Tulip Enterprises Inc pursuant  to  the  terms  and  conditions  of  the  Plan  (the  "Plan"), attached as Schedule “A” herein, and the terms and conditions set forth herein (the "Transaction"), which Shares will, following completion of the Transaction, constitute all of the issued and outstanding Common Shares of Tulip Enterprises Inc (herein after referred to as "TEI"). If this Transaction is acceptable to TEI, please sign this letter agreement  (the  "Letter  Agreement")  in  the  applicable  space  provided  at  the  end  of  this  Letter Agreement and return a signed copy to Abby as provided in Section 13 below.

Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Plan.

1.

The Plan

(a)    The parties agree to complete the Transaction in accordance with the terms and  conditions of Plan.

(b)    The parties will use commercially reasonable efforts to obtain all required approvals under  Applicable  Laws  and  will  take  all  steps  necessary  to  satisfy  all  terms  and conditions to implementing the Plan.

(c)   Upon occurrence of the Plan Implementation Date, each of the parties shall execute and deliver such closing documents and instruments and forthwith proceed to file the Sanction  Order,  the  Rectification  Order  (as  defined  herein),  the  Articles  of Reorganization and deliver such other documents as may be required.

2.

Effective Date

The parties shall use commercially reasonable efforts to cause the Plan Implementation Date to occur as soon as reasonably practicable, subject to the terms and conditions of the Plan and this Letter Agreement.

3.

Provision of Information; Access

Until the earlier of the Plan Implementation Date or the date this Letter Agreement is terminated in accordance with its terms, (i) TEI shall give Abby and the agents, directors, officers, employees, consultants, representatives and advisers (the "Abby Representatives") of Abby access to, and shall make available to them for inspection and review, the Assets of TEI and all books of account, audit work papers, business and financial records, leases, agreements and other documents of or relating to TEI and its Assets and liabilities, that Abby or the Abby Representatives reasonably considers to be necessary or advisable; and (ii) Abby shall give TEI and the agents, directors, officers, employees, consultants, representatives and advisers (the " TEI" Representatives) of TEI access to, and shall make available to them for inspection and review, the properties and assets of Abby and all books of account, audit work papers, business and financial records, leases, agreements and other documents of or relating to Abby and its property, assets and liabilities, that TEI or the TEI Representatives reasonably considers to be necessary or advisable.

4.

Exclusivity/Non-Solicitation

During the term of this Letter Agreement, TEI and Abby shall deal exclusively with each other in respect of the Transaction, and shall not (a) enter into, or continue, or do anything to facilitate or encourage negotiations with any other person pertaining to a transaction similar to the Transaction, or (b) solicit, or do anything to facilitate or encourage expressions of interest from any other person in respect of any such transaction.

5.

As is, Where is

Abby hereby recognizes and acknowledges that this Transaction is being completed on an “as is, where is” basis and that there are no collateral agreements, conditions, representations or warranties of any nature  whatsoever  made  by  TEI,  express  or  implied,  arising  at  law,  by  statute  or  in  equity  or otherwise, other than those set out herein, with respect to the Transaction.  Abby acknowledges that it has  relied  entirely  on  its  own  judgment  and  investigation  with  respect  to  the  Transaction,  and  is satisfied in all respects with the due diligence and investigations it has conducted.

6.

Representations and Warranties

TEI  represents  and  warrants  to  Abby  as  follows and acknowledges that Abby is relying on such representations and warranties in entering into this Letter Agreement:

(a)    TEI is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own its assets as now owned and to carry on its business as it is now being conducted;

(b)    TEI has the requisite corporate authority to enter into this Letter Agreement and to carry out its obligations hereunder and under the Plan.  The execution and delivery of this Letter Agreement and the participation by TEI in the transactions contemplated hereby  and  by  the  Plan  have  been  duly  authorized  by  TEI  and,  other  than  as contemplated by this Letter Agreement and the Plan, no other corporate proceedings on the part of TEI are necessary or shall be necessary at the Plan Implementation date to authorize this Letter Agreement or the transactions contemplated hereby or by the Plan. This Letter Agreement has been duly executed and delivered by TEI and constitutes a legal, valid and binding obligation of TEI, enforceable against it in accordance with its terms, subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other Laws of general application relating to or affecting rights of creditors and that equitable remedies, including specific performance, are discretionary and may not be ordered;

(c)   neither the execution and delivery of this Letter Agreement by TEI nor the performance by TEI of its obligations under this Letter Agreement and the Plan and the  consummation  of  the  transactions  contemplated  hereby  and  by  the  Plan  nor compliance by TEI with any of the provisions hereof or of the Plan will: (A) violate, conflict with, or result in a breach of any provision of, require any consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in a right of termination or acceleration under, or result in the creation of any material encumbrance upon any of the properties or assets of TEI or cause any indebtedness to come due before its stated maturity or cause  any  credit  to  cease  to  be  available,  under  any  of  the  terms,  conditions  or provisions of (1) its constating documents or by-laws or resolutions of the directors or shareholders of TEI or (2) any note, bond, mortgage, indenture, loan agreement, deed of trust, agreement, lien, contract or other instrument or obligation to which TEI is a party or to which it, or any of its properties or assets, may be subject or by which TEI is bound; or (B) subject to compliance with the statutes and regulations referred to below, violate, contravene or conflict with any applicable laws, judgment, ruling, order, writ, injunction, determination, award, decree, statute, ordinance, rule or regulation applicable to TEI or any of its properties or assets or (C) cause the suspension or revocation of any authorization, consent, approval or license currently in effect; and

(d)    other than in connection with or in compliance with the provisions of applicable laws, the terms of the Plan and any court orders issued in respect of the Plan, (A) there is no legal impediment to TEI's consummation of the Plan, and (B) no filing or registration with, or authorization, consent or approval of, any domestic or foreign public body or authority is required of TEI in connection with the consummation of the Plan.

Abby  represents  and  warrants  to  TEI  as follows and acknowledges that TEI is relying on such representations and warranties in entering into this Letter Agreement:

(a)    Abby is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own its assets as now owned and to carry on its business as it is now being conducted;

(b)   Abby has the requisite corporate authority to enter into this Letter Agreement and to carry out its obligations hereunder and under the Plan.  The execution and delivery of this Letter Agreement and the participation by Abby in the transactions contemplated hereby and by the Plan have been duly authorized by the board of directors of Abby and, other than as contemplated by this Letter Agreement and the Plan, no other corporate proceedings on the part of Abby are necessary or shall be necessary at the Plan Implementation Date to authorize this Letter Agreement or the transactions contemplated hereby or by the Plan. This Letter Agreement has been duly executed and delivered by Abby and constitutes a legal, valid and binding obligation of Abby, enforceable against it in accordance with its terms, subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other Laws of general application relating to or affecting rights of creditors and that equitable remedies, including specific performance, are discretionary and may not be ordered;

(c)    neither the execution and delivery of this Letter Agreement by Abby nor the performance by Abby of its obligations under this Letter Agreement and the Plan and the  consummation  of  the  transactions  contemplated  hereby  and  by  the  Plan  nor compliance by Abby with any of the provisions hereof or of the Plan will: (A) violate, conflict with, or result in a breach of any provision of, require any consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in a right of termination or acceleration under, or result in the creation of any material encumbrance upon any of the properties or assets of Abby or cause any indebtedness to come due before its stated maturity or cause  any  credit  to  cease  to  be  available,  under  any  of  the  terms,  conditions  or provisions of (1) its constating documents or by-laws or resolutions of the directors or shareholders of Abby or (2) any note, bond, mortgage, indenture, loan agreement, deed of trust, agreement, lien, contract or other instrument or obligation to which Abby is a party or to which it, or any of its properties or assets, may be subject or by which Abby is bound; or (B) subject to compliance with the statutes and regulations referred to below, violate, contravene or conflict with any applicable laws, judgment, ruling, order, writ, injunction, determination, award, decree, statute, ordinance, rule or regulation applicable to Abby or any of its properties or assets; or (C) cause the suspension or revocation of any authorization, consent, approval or license currently in effect;

(d) other than in connection with or in compliance with the provisions of applicable laws, the terms of the Plan and, (A) there is no legal impediment to Abby's consummation of the Plan, and (B) no filing or registration with, or authorization, consent or approval of, any domestic or foreign public body or authority is required of Abby in connection with the consummation of the Plan;

(e)   the authorized share capital of Abby consists of 525 million shares, consisting of

 500  million of common shares and 25 million of preferred shares.   As of the date

 hereof, there are issued and outstanding 108 million common shares and no preferred shares issued  and there are  no other shares of any class or series of Abby outstanding.   All outstanding 108  million common shares of Abby have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to, nor were they issued in violation of, any pre-emptive rights;

7.

Interim Period Covenants

Each of TEI and Abby covenants and agrees with the other party that from the date of this Letter Agreement until the Plan is fully implemented or termination of this Letter Agreement, and except as otherwise permitted or specifically contemplated by this Letter Agreement and/or the Plan or required by Applicable Laws:

(a)    each of TEI and Abby shall conduct its business and affairs only in the usual and ordinary course, consistent with past practices, and shall use all reasonable commercial efforts  to  maintain  and  preserve  its  business,  assets  and  advantageous  business relationships;

(b)    neither TEI nor Abby shall directly or indirectly, do or permit to occur any of the following, subject to the transactions contemplated by the Plan: (i) amend its constating documents; (ii) declare, set aside or pay any dividend or distribution or make any other payment (whether in cash, shares or property) in respect of its outstanding securities; (iii) issue, grant, sell or pledge, or agree to issue, grant, sell or pledge, any securities of TEI or Abby, as applicable, (iv) redeem, purchase or otherwise acquire any of the outstanding securities of TEI or Abby, as applicable, (v) adopt a plan of liquidation or resolutions  providing  for  Roger's  or  Abby's,  as  applicable,  liquidation,  dissolution, merger,  consolidation  or  reorganization;  or  (vi)  authorize  or  propose  any  of  the foregoing matters set forth in this Section 7(b);

(c)    other than in the ordinary course of business, consistent with past practice, neither

TEI nor Abby shall directly or indirectly, do or permit to occur any of the following: (i) sell, pledge, dispose of  or encumber any material assets, (ii) expend or commit to expend amounts in respect of any capital expenditures, including approval of any work program, budget, expenditure or other capital commitment; (iii) incur any debt or any other material liability or obligation or issue any debt securities or assume, guarantee, endorse or otherwise become responsible for, the obligations of any other person, other than in respect of fees payable to legal, financial and other advisors;  (iv) authorize,  recommend  or  propose  any  release  or  relinquishment  of  any  material contract right; (v) in respect of any assets, waive, release, let lapse, grant or transfer any material rights of value or amend, modify or change, or agree to amend, modify or change,  in  any  material  respect  any  existing  material  license,  right  to  use,  lease, contract, production sharing agreement, government land concession or other material document;  (vi)  in  respect  of  any  assets,  abandon  or  fail  to  diligently  pursue  any application for any material licenses, leases, permits, authorizations or registrations or take any action or, fail to take any action, that could lead to termination of any licenses; (vii) pay, discharge or satisfy any material claims, liabilities or obligations; (viii) engage in any transaction with any related parties to TEI or Abby, as applicable, or (ix) authorize or propose any of the foregoing matters set forth in this Section 7(c)

8.

Conditions Precedent

The respective obligations of the parties to consummate the Transaction are subject to the occurrence of the Plan Implementation Date, and the satisfaction of the conditions set forth in the Plan and the following additional conditions which shall be for the benefit of TEI and Abby, as the case may be:

(a)    Abby shall have obtained a different trading symbol from the Financial Industry Regulatory Authority;

(b)   TEI shall have delivered audited financial statements for the last two years prepared in US GAAP standards.

Each party shall also, from time to time and at all times hereafter, at the request of the other parties, but without further consideration, do all such further acts, and execute and deliver all such further documents and instruments as may be reasonably required in order to fully perform and carry out the terms and intent of this Letter Agreement and the Plan and in order to ensure the expeditious completion of the Transaction (including the provision of all document customarily provided in connection with closing a transaction of a similar nature).

From and after the date of this Letter Agreement, except as contemplated by the Plan, Abby covenants and agrees that it shall not issue any Abby Common Shares at a price less than $0.25 per share (subject to adjustment in case of a reorganization or recapitalization), without prior approval of a majority of its shareholders.

9.

Closing

Closing shall take place at the offices of the solicitors for TEI in San Diego, California at 10:00 a.m. (east coast time) on March 21st, 2013 or such earlier or later date as the parties or their respective solicitors may actually agree upon in writing (the “Closing”).  The Closing shall take place in accordance with such usual and customary trust conditions agreed to between the solicitors for TEI and the solicitors for Abby, as are applicable to similar transactions in San Diego California.

10.     Termination

This Letter Agreement shall terminate if the Plan Implementation Date has not occurred and may be terminated at any time prior to the Plan Implementation Date in accordance with the terms and conditions of the Plan.

In the event of a breach of the terms and conditions of the Plan or this Letter Agreement by Abby after the Plan Implementation Date, any action or any documents / agreements performed or executed in furtherance of implementation of the Plan shall be deemed null and void.

11.    Confidentiality

All information contained herein or related to the contents of this Letter Agreement, including the existence of this Letter Agreement, the commercial terms described herein and the implementation of the Transaction, shall be subject to the provisions of the confidentiality agreement executed by Abby, mutatis mutandis, provided however, either party and its representatives may discuss the matters herein on a confidential basis with applicable regulatory and governmental authorities, and with its financial and legal advisors on a confidential basis.

12.    Fees and Expenses

Each of TEI and Abby will pay its own respective fees and expenses (including fees and expenses of financial advisors, monitors, receivers, legal counsel, brokers and other representatives or consultants) in connection with this Letter Agreement and the Transaction.

13.    Notices and Communications

All notices in connection with this Letter Agreement shall be duly given upon receipt of such notice or communication at the address, email address or facsimile number below or at any other address, email address or facsimile number communicated in writing from one party hereto to the other in accordance with this Section 13:

Amanda Flores

Tulip Enterprises Inc

Address:

San Diego California

Attention:

Amanda Flores

Facsimile:

Email:

ABBY INC.

Address:

Abby Inc.

                              2724 NE 27th Court, Fort Lauderdale, FL 33306

Attention:

Lawson Kerster

Facsimile:

(702) 751-0006

Email:

            abbyincorporated@gmail.com

14.

Governing law; Counterpart Execution

This Letter Agreement shall be governed in all respects by the laws of the State of Florida and the federal laws of the United States of America applicable therein, without giving effect to the principles of conflict of laws thereof. The parties hereby irrevocably and unconditionally consent to and submit to the exclusive jurisdiction of the courts of the State of Florida in all respects relating to this Letter Agreement or the matters contemplated hereby.

This Letter Agreement can be executed in counterpart and the counterparts taken together shall constitute one and the same agreement. Executed copies of this Letter Agreement may be delivered by fax or other electronic means of communication.

Yours very truly,

ABBY INC.

Per:  /s/ Lawson Kerster

Name: Lawson Kerster

Title: President and CEO

Accepted and agreed to as of  March 22nd, 2013:

Tulip Enterprises Inc

Per:  /s/ Amanda Flores

Name:  Amanda Flores

Title:    President and CEO